Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-109980 of BlackRock Bond Allocation Target Shares (the “Portfolio”) on Form N-1A of our report dated October 8, 2004 and to the reference to us under the heading “Independent Registered Public Accountants” appearing in this Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

October 15, 2004